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                                                                     EXHIBIT 5.1

001166.0393                                           July 8, 1997



Houston Industries Incorporated
Houston Industries Plaza
1111 Louisiana Street
Houston, Texas  77002

Ladies and Gentlemen:

          We have acted as counsel for Houston Industries Incorporated, a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed issuance and sale of up to 22,909,040 ___% Automatic Common Exchange Securities (the "Securities"). The Securities will be issued under an Indenture (the "Indenture") between the Company and The First National Bank of Chicago, as Trustee (the "Trustee").

          In our capacity as your counsel in the connection referred to above, we have examined the Restated Articles of Incorporation and Amended and Restated Bylaws of the Company, as amended to date, and the forms (filed as exhibits to the Registration Statement) of the Indenture and the Underwriting Agreement (the "Underwriting Agreement") to be entered into between the Company and Goldman, Sachs & Co., Credit Suisse First Boston Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein (the "Underwriters"), and have examined the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents.
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Houston Industries Incorporated       -2-                          July 8, 1997

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          When (i) the Registration Statement has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (ii) the issuance and sale of the Securities has been duly authorized by all requisite corporate action on the part of the Company,
(iii) the Indenture and the Underwriting Agreement have been duly authorized, executed and delivered, and (iv) the Securities have been duly authorized, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the Securities will be legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability is subject to (x) any applicable bankruptcy, insolvency, reorganization or other laws relating to or affecting creditors' rights generally and (y) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          The opinions set forth above are limited in all respects to matters of Texas law and the contract law of the State of New York as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as
Exhibit 5 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption "Validity of the Securities" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                      Very truly yours,


                                      BAKER & BOTTS, L.L.P.



MSS/TST